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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Stockholders and Directors of Riverwood Holding, Inc.

We consent to the use in this Registration Statement of Riverwood Holding, Inc. on Form S-4 of our report dated February 16, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Riverwood Holding, Inc., listed in Part II, Item 21(b), Schedule II. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Atlanta, Georgia
August 14, 2001